                                                           Exhibit 10.7 (d)(ii)

September 1, 1993


MACK G. NICHOLS


Dear Mack:

This letter serves to amend your Gross-Up Agreement with IMCERA Group Inc. dated
July 1, 1992.   The amendment is necessary due to the recent increase in your compensation and executive benefits.

Effective upon your acceptance of this amendment, the last sentence of the opening paragraph of your Gross-Up Agreement is amended as follows:

     "Notwithstanding the foregoing, your Gross-Up Payment, if any, may not exceed $949,971."

Except as modified hereby all other terms and provisions of your Gross-Up Agreement with the Company will remain in full force and effect.

Please indicate your acceptance of the amendment to your Gross-Up Agreement dated July 1, 1992, by signing the attached copy of this letter and returning it to my attention.

Very truly yours,

/s/  Beverley L. Hayes



I have read this letter and
understand and accept its terms.



/s/  Mack G. Nichols
- --------------------
Mack G. Nichols

Dated this 17 day of September, 1993